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EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-63918) of Arden Realty Limited Partnership and in the related Prospectus of our report dated February 3, 2004, with respect to the consolidated financial statements of Arden Realty Limited Partnership included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Los Angeles, California March 11, 2004	BY: /S/ ERNST & YOUNG LLP